UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVAX	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.

On May 23, 2019, Dynavax Technologies Corporation (the “Company”) announced a strategic organizational restructuring, to principally align its operations around its vaccine business and significantly curtail further investment in its immuno-oncology business. The Company also announced a reduction of its workforce by 82 positions, or approximately 37% of U.S.-based personnel. The Company expects the restructuring to be completed by year end.

In connection with the foregoing change to the Company’s business, the Company anticipates it will incur approximately $5.5 million of restructuring and retirement costs related to compensation and benefit expenses, exclusive of non-cash stock-based compensation expense. The Company may incur other charges, including contract termination costs, retirement of fixed assets and facility-related costs and will record these expenses in the appropriate period as they are determined. We expect the activity to be complete and the costs incurred and paid by the end of 2019.

This Item 2.05 contains “forward-looking” statements and estimates, including statements regarding anticipated cost reductions, estimated restructuring costs, and cash expenditures to be paid by the Company in connection with the restructuring and reduction in workforce. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including the risk that anticipated cost reductions may not be achieved as expected, or at all, the risk that the Company may incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the foregoing change to the Company’s business, and other risks detailed in the “Risk Factors” section of the Company’s most recent periodic report filed with the SEC. These statements represent the Company’s estimates and assumptions only as of the date of this Current Report. The Company does not undertake any obligation to update publicly any such forward-looking statements, even if new information becomes available.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Retirement

On May 20, 2019, in connection with the restructuring described above, Eddie Gray, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”), submitted notice of his retirement from the Company, including the Board, effective August 1, 2019. The Company has commenced a search process for a successor Chief Executive Officer.

In connection with his retirement, Mr. Gray entered into a separation agreement with the Company. Under the separation agreement, following his retirement and subject to the Company’s receipt of an effective general release and waiver of claims from him, Mr. Gray will receive the following severance benefits (which amounts are consistent with Mr. Gray’s Management Continuity and Severance Agreement): (a) a lump sum cash severance payment of $2,048,000, which is equal to 24 months of Mr. Gray’s 2019 monthly base salary and target annual bonus (60% of base salary) less applicable withholdings; (b) a cash payment equal to the amount of COBRA premiums for continued health insurance for 24 months; (c) accelerated vesting of 100% of his outstanding equity awards that are subject to time-based vesting criteria (and not any performance-based vesting criteria); and (d) an extended period of time to exercise any outstanding vested stock options (and other vested equity awards which carry a right to exercise) held by Mr. Gray as of the date of his retirement, which extended exercisability period will end upon the earlier of (i) the date on which the original term of such stock options would otherwise expire or (ii) August 1, 2022.

Appointment of Co-Presidents

Also in connection with the restructuring described above, on May 21, 2019 the Board appointed, on an interim basis, David Novack and Ryan Spencer as Co-Presidents of the Company. In these roles, they will also act as co-principal executive officers of the Company, effective immediately.

Mr. Novack joined Dynavax in March 2013 as Senior Vice President, Operations and Quality. Mr. Novack was formerly with Novartis Vaccines & Diagnostics where he served since 2009 as the Global Head of Technical Operations and Supply

Chain for Diagnostics and previously from 2007 to 2009 as the Global Head of Vaccine Manufacturing Strategy. Prior to Novartis, Mr. Novack was the Vice President, Business Development for Vaxin, Inc., a vaccine company, from 2004 to 2006. From 1993 until 2004, Mr. Novack worked at MedImmune, formerly Aviron, serving in several capacities including business development, manufacturing, contract operations and most recently as Senior Director, Supply Chain Operations. Previously, from 1989 to 1993, Mr. Novack was with American Cyanamid Company in various roles. Mr. Novack received a B.S. in Biology from State University of New York and an M.B.A. from Columbia University.

Mr. Spencer joined Dynavax in November, 2006, as Associate Director, External Reporting. Since then, he held a variety of positions with increasing responsibility, leading to his current role as Senior Vice President, Commercial. Prior to joining Dynavax, Mr. Spencer was the Assistant Controller at QRS Corporation, a publicly-held technology company, and was a member of the audit practice at Ernst & Young. Mr. Spencer earned a B.A. in Business Economics from University of California, Santa Barbara.

There are no arrangements or understandings between either Mr. Novack or Mr. Spencer and/or any other persons pursuant to which either one was selected as the Company’s interim Co-President. There are also no family relationships between Mr. Novack and/or Mr. Spencer and any of the Company’s directors or executive officers, and neither of them has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with their appointment as interim Co-Presidents, each of Mr. Novack and Mr. Spencer will receive a stipend equal to $6,500 per month, less standard payroll deductions and withholdings, payable on the Company’s regular payroll schedule (the “Stipend”). The Stipend will be payable for each month (or portion of each month, without any proration) during their service as interim Co-Presidents, in addition to their current compensation and benefits described below.

Mr. Spencer’s compensation as Senior Vice President, Commercial consists of an annual base salary of $360,000, and target annual bonus of 50% of his annual base salary. He also is a party to a standard Amended and Restated Management Continuity and Severance Agreement, a form of which was filed with the SEC as Exhibit 10.1 on Form 8-K on April 19, 2016, and entitled to the benefits thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVAX TECHNOLOGIES CORPORATION
Date: May 23, 2019	By:	/s/ MICHAEL OSTRACH
Michael Ostrach Chief Financial Officer (Principal Financial Officer)